TRANSGLOBE ENERGY CORPORATION ANNOUNCES
DIRECTOR/PDMR SHAREHOLDINGS

AIM & TSX: “TGL” & NASDAQ: “TGA”

Calgary, Alberta, September 16, 2019 - TransGlobe Energy Corporation (“TransGlobe” or the “Company”) announces that on September 13, 2019, David Cook, Carol Bell, Edward LaFehr, Susan MacKenzie, and Steven Sinclair, all Independent Directors, received Deferred Share Units (“DSUs”) as a result of the Company having declared a dividend:

Director	Number of DSUs granted	Price Granted ($Cdn)	Number of DSUs held following the transaction	% of Company's issued share capital held
David Cook	6,053	$1.90	254,898	DSUs are settled in cash and have no effect on share capital
Carol Bell	734	$1.90	30,906
Edward LaFehr	734	$1.90	30,906
Susan MacKenzie	3,690	$1.90	155,371
Steven Sinclair	2,049	$1.90	86,266

Also on September 13, 2019, Ross Clarkson (Non-Independent Director) received DSUs as a result of the Company having declared a dividend:

Director	Number of DSUs granted	Price Granted ($Cdn)	Number of DSUs held following the transaction	% of Company's issued share capital held
Ross Clarkson	734	$1.90	30,906	DSUs are settled in cash and have no effect on share capital

As well the Company announces that on September 13, 2019, Randy Neely (President and Chief Executive Officer), Lloyd Herrick (Executive Vice President) and Edward Ok (Vice President Finance and Chief Financial Officer), all persons discharging managerial responsibilities with the Corporation, received Performance Share Units (“PSUs”) and Restricted Share Units (“RSUs”) as a result of the Company having declared a dividend. Also on September 13, 2019, Geoff Probert (Vice President and Chief Operating Officer), a person discharging managerial responsibilities with the Corporation, received Performance Share Units (“PSUs”) as a result of the Company having declared a dividend.

Also on September 13, 2019, Ross Clarkson (Non-Independent Director) received Performance Share Units (“PSUs”) and Restricted Share Units (“RSUs”) as a result of the Company having declared a dividend. Prior to Mr. Clarkson’s retirement as CEO on December 31, 2018, he was a participant in the Company’s long term incentive plans and as such was the recipient of PSUs and RSUs.

PDMR	Position	Type	Quantity Awarded	Exercise Price/Price of Grant ($Cdn)	Number Held Following Grant
Randy Neely	President and Chief Executive Officer	PSU	7,989	$1.90	336,417
		RSU	276	$1.90	11,623
Lloyd Herrick	Executive Vice President	PSU	8,454	$1.90	356,011
		RSU	412	$1.90	17,342
Edward Ok	Vice President Finance and Chief Financial Officer	PSU	3,563	$1.90	150,023
		RSU	203	$1.90	8,532
Geoffrey Probert	Vice President and Chief Operating Officer	PSU	1,905	$1.90	80,219

DIRECTOR	Position	Type	Quantity Awarded	Exercise Price/Price of Grant ($Cdn)	Number Held Following Grant
Ross Clarkson	Non-Independent Director	PSU	7,097	$1.90	298,841
		RSU	519	$1.90	21,870

The newly granted share units were granted in accordance with the Deferred Share Unit Plan, Performance Share Unit Plan and the Restricted Share Unit Plan of the Company. No shares will be issued upon exercise or vesting of any of the share units as the instruments are settled in cash. The DSUs will count towards the respective shareholdings requirements for directors as outlined in the Company’s compensation policy which is voted on by shareholders annually.

The notifications set out below are provided in accordance with the requirements of the EU Market Abuse Regulation.

Notification of a Transaction pursuant to Article 19(1) of Regulation (EU) No. 596/2014

1) Details of PDMR a) Name	David Cook	Carol Bell	Edward LaFehr
2) Reason for the notification a) Position / status	Independent Director	Independent Director	Independent Director
b) Initial notification / amendment	Initial notification	Initial notification	Initial notification
3) Details of the issuer a) Name	TransGlobe Energy Corporation	TransGlobe Energy Corporation	TransGlobe Energy Corporation
b) Legal Entity Identifier	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03
4) Details of transaction a) Description of financial instrument	Deferred Share Units	Deferred Share Units	Deferred Share Units
b) Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c) Nature of the transaction	Grant of Deferred Share Units due to dividend	Grant of Deferred Share Units due to dividend	Grant of Deferred Share Units due to dividend
d) Price(s) and volume(s)	Price: Cdn $1.90 Volume: 6,053	Price: Cdn $1.90 Volume: 734	Price: Cdn $1.90 Volume: 734
e) Aggregated information: i) Price ii) Volume	Price: $1.90 Cdn per DSU Volume: 6,053 DSUs	Price: $1.90 Cdn per DSU Volume: 734 DSUs	Price: $1.90 Cdn per DSU Volume: 734 DSUs
f) Date of the transaction	September 13, 2019	September 13, 2019	September 13, 2019
g) Place of Transaction	Outside a trading venue	Outside a trading venue	Outside a trading venue

1) Details of PDMR a) Name	Susan MacKenzie	Steven Sinclair	Ross Clarkson
2) Reason for the notification a) Position / status	Independent Director	Independent Director	Non-Independent Director
b) Initial notification / amendment	Initial notification	Initial notification	Initial notification
3) Details of the issuer a) Name	TransGlobe Energy Corporation	TransGlobe Energy Corporation	TransGlobe Energy Corporation
b) Legal Entity Identifier	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03
4) Details of transaction a) Description of financial instrument	Deferred Share Units	Deferred Share Units	Deferred Share Units
b) Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c) Nature of the transaction	Grant of Deferred Share Units due to dividend	Grant of Deferred Share Units due to dividend	Grant of Deferred Share Units due to dividend
d) Price(s) and volume(s)	Price: Cdn $1.90 Volume: 3,690	Price: Cdn $1.90 Volume: 2,049	Price: Cdn $1.90 Volume: 734
e) Aggregated information: i) Price ii) Volume	Price: $1.90 Cdn per DSU Volume: 3,690 DSUs	Price: $1.90 Cdn per DSU Volume: 2,049 DSUs	Price: $1.90 Cdn per DSU Volume: 734 DSUs
f) Date of the transaction	September 13, 2019	September 13, 2019	September 13, 2019
g) Place of Transaction	Outside a trading venue	Outside a trading venue	Outside a trading venue

1) Details of PDMR a) Name	Randy Neely	Lloyd Herrick	Edward Ok
2) Reason for the notification a) Position / status	President and Chief Executive Officer	Executive Vice President	Vice President Finance and Chief Financial Officer
b) Initial notification / amendment	Initial notification	Initial notification	Initial notification
3) Details of the issuer a) Name	TransGlobe Energy Corporation	TransGlobe Energy Corporation	TransGlobe Energy Corporation
b) Legal Entity Identifier	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03
4) Details of transaction a) Description of financial instrument	Performance Share Units	Performance Share Units	Performance Share Units
b) Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c) Nature of the transaction	Grant of PSUs due to dividend	Grant of PSUs due to dividend	Grant of PSUs due to dividend
d) Price(s) and volume(s)	Price: Cdn $1.90 Volume: 7,989	Price: Cdn $1.90 Volume: 8,454	Price: Cdn $1.90 Volume: 3,563
e) Aggregated information: i) Price ii) Volume	Price: $ 1.90 Cdn per PSU Volume: 7,989 PSUs	Price: $1.90 Cdn per PSU Volume: 8,454 PSUs	Price: $1.90 Cdn per PSU Volume: 3,563 PSUs
f) Date of the transaction	September 13, 2019	September 13, 2019	September 13, 2019
g) Place of Transaction	Outside a trading venue	Outside a trading venue	Outside a trading venue

1) Details of PDMR a) Name	Geoffrey Probert	Ross Clarkson
2) Reason for the notification a) Position / status	Vice President and Chief Operating Officer	Non-Independent Director
b) Initial notification / amendment	Initial notification	Initial notification
3) Details of the issuer a) Name	TransGlobe Energy Corporation	TransGlobe Energy Corporation
b) Legal Entity Identifier	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03
4) Details of transaction a) Description of financial instrument	Performance Share Units	Performance Share Units
b) Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c) Nature of the transaction	Grant of PSUs due to dividend	Grant of PSUs due to dividend
d) Price(s) and volume(s)	Price: Cdn $1.90 Volume: 1,905	Price: Cdn $1.90 Volume: 7,097
e) Aggregated information: i) Price ii) Volume	Price: $1.90 Cdn per PSU Volume: 1,905 PSUs	Price: $1.90 Cdn per PSU Volume: 7,097 PSUs
f) Date of the transaction	September 13, 2019	September 13, 2019
g) Place of Transaction	Outside a trading venue	Outside a trading venue

1) Details of PDMR a) Name	Randy Neely	Lloyd Herrick	Edward Ok
2) Reason for the notification a) Position / status	President and Chief Executive Officer	Executive Vice President	Vice President Finance and Chief Financial Officer
b) Initial notification / amendment	Initial notification	Initial notification	Initial notification
3) Details of the issuer a) Name	TransGlobe Energy Corporation	TransGlobe Energy Corporation	TransGlobe Energy Corporation
b) Legal Entity Identifier	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03
4) Details of transaction a) Description of financial instrument	Restricted Share Units	Restricted Share Units	Restricted Share Units
b) Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c) Nature of the transaction	Grant of RSUs due to dividend	Grant of RSUs due to dividend	Grant of RSUs due to dividend
d) Price(s) and volume(s)	Price: Cdn $1.90 Volume: 276	Price: Cdn $1.90 Volume: 412	Price: Cdn $1.90 Volume: 203
e) Aggregated information: i) Price ii) Volume	Price: $1.90 Cdn per RSU Volume: 276 RSUs	Price: $1.90 Cdn per RSU Volume: 412 RSUs	Price: $1.90 Cdn per RSU Volume: 203 RSUs
f) Date of the transaction	September 13, 2019	September 13, 2019	September 13, 2019
g) Place of Transaction	Outside a trading venue	Outside a trading venue	Outside a trading venue

1) Details of PDMR a) Name	Ross Clarkson
2) Reason for the notification a) Position / status	Non-Independent Director
b) Initial notification / amendment	Initial notification
3) Details of the issuer a) Name	TransGlobe Energy Corporation
b) Legal Entity Identifier	549300QMNS6BDY8UUB03
4) Details of transaction a) Description of financial instrument	Restricted Share Units
b) Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c) Nature of the transaction	Grant of RSUs due to dividend
d) Price(s) and volume(s)	Price: Cdn $1.90 Volume: 519
e) Aggregated information: i) Price ii) Volume	Price: $1.90 Cdn per RSU Volume: 519 RSUs
f) Date of the transaction	September 13, 2019
g) Place of Transaction	Outside a trading venue

About TransGlobe

TransGlobe Energy Corporation is a cash flow focused oil and gas exploration and development company whose current activities are concentrated in the Arab Republic of Egypt and Canada. TransGlobe’s common shares trade on the Toronto Stock Exchange and the AIM market of the London Stock Exchange under the symbol TGL and on the NASDAQ Exchange under the symbol TGA.

For further information, please contact: Investor Relations Telephone: +1 403.264.9888 Email: investor.relations@trans-globe.com Web site: http://www.trans-globe.com

TransGlobe Energy	Via FTI Consulting
Randy Neely, President and Chief Executive Officer
Eddie Ok, Vice President and Chief Financial Officer

Canaccord Genuity (Nomad & Joint Broker)	011 44 0 20 7523 8000
Henry Fitzgerald-O'Connor
James Asensio

GMP First Energy (Joint Broker)	011 44 0 20 7448 0200
Jonathan Wright

FTI Consulting (Financial PR)	011 44 0 20 3727 1000
Ben Brewerton	transglobeenergy@fticonsulting.com
Genevieve Ryan